                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             LASER TECHNOLOGY INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          [LOGO OF LASER TECHNOLOGY]

                             7070 South Tucson Way
                        Englewood, Colorado 80112-3921

                                                                 April 21, 1999

   Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, May 13, 1999, at 10:00 a.m. local time, at the Terrace Gardens Event Center at 13065 E. Briarwood Ave., Englewood, Colorado 80112.

     Those matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

     Your vote is important. Whether or not you attend the Annual Meeting in person, it's important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the accompanying proxy card and returning it promptly in the enclosed envelope. If you sign and return your proxy card without marking choices, it will be understood that you want your shares voted in accordance with the directors' recommendations. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

     We look forward to seeing you at the Meeting.

                                          Sincerely,

                                          /s/ Blair Zykan
                                          Blair Zykan
                                          President and Chief Executive
                                          Officer

                            Laser Technology, Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 13, 1999

   To our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Laser Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 13, 1999, at 10:00 a.m. local time, at the Terrace Gardens Event Center located at 13065 E. Briarwood Ave., Englewood, Colorado 80112.

     Only shareholders of record at the close of business on April 16, 1999, are entitled to notice of and to vote at the Meeting. The items on the agenda, as described in the attached proxy statement, are as follows:

  1. To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified;

  2. To ratify the appointment of Jones, Jensen & Company as independent auditors for the Company for the fiscal year ending September 30, 1999; and

  3. To transact such other business as may properly come before the Meeting or any adjournment thereof.


     All shareholders are cordially invited to attend the Meeting in person. Holders of a majority of the Company's outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. To assure your representation at the Meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any shareholders attending the Meeting may revoke their proxies and vote their shares in person.

                                          By Order of the Board of Directors

                                          /s/ Blair Zykan

                                          Blair Zykan
                                          Secretary

Englewood, Colorado
April 21, 1999

                            Laser Technology, Inc.
                             7070 South Tucson Way
                        Englewood, Colorado 80112-3921

                               ----------------
                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                               ----------------

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Laser Technology, Inc. (the "Company") to be held on Thursday, May 13, 1999, at 10:00 a.m. local time, at the Terrace Gardens Event Center located at 13065 E. Briarwood Ave., Englewood, Colorado 80112, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement is first being mailed to shareholders on or about April 21, 1999, accompanied by the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998.

     Shareholders of record at the close of business on April 16, 1999 will be entitled to vote on all matters. On the record date the Company had 4,994,551 shares of the Company's Common Stock (the "Common Stock") outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than the Common Stock.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non- votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

     The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

     Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

                         ITEM 1. ELECTION OF DIRECTORS

     Pursuant to the provisions of the Company's Articles of Incorporation and By-Laws, the Board of Directors is to consist of at least three directors and a maximum of nine directors. Presently, the number of directors in office is six.

     At the Meeting, six directors will be nominated to be elected to the Board of Directors, each director to hold office for one year or until the director's successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the six nominees named below, all of whom are currently directors of the Company. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director.

     The following persons, all of whom are incumbent directors, are being nominated for election to the Company's Board of Directors:

   Nominee for Election to the Office of Director at the 1998 Annual Meeting

                                         Director
Nominee                              Age  Since   Position with the Company
-------                              --- -------- ------------------------------
Blair Zykan.........................  38   1999   President, C.E.O. and Director
Jeremy G. Dunne.....................  41   1986   Vice President and Director
Brian Abeel.........................  40   1999   Director
H. DeWorth Williams.................  63   1994   Director
Edwin P. Phelps.....................  62   1999   Director
Stephen Bamberger...................  44   1999   Director

                 Business Experience of Directors and Nominees

     Blair Zykan. Mr. Zykan has been with the Company since March of 1993. From 1993 to 1998.Mr. Zykan served as Vice President of Sales and Marketing, responsible for North America before adding global responsibility for the Company's Survey and Mapping products in 1996. In August 1998, Mr. Zykan was promoted as the Company's Chief Operating Officer. On February 24, 1999, Mr. Zykan filled the vacancy created by the resignation of David Williams as President and Chief Executive Officer. From 1983 to 1993.Mr. Zykan served in a variety of sales and sales management positions with Armstrong World Industries, a global manufacturer of interior finishing products. Mr. Zykan is a 1983 graduated of Franklin & Marshall College with a B.A. in Economics.

     Jeremy G. Dunne. Mr. Dunne has been employed by the Company since 1986. From 1981 to 1986, Mr. Dunne was a chief engineer for Hydrographic Services, International in Southbrough Kent, England, a company that performs software and system design for the hydrographic surveying industry. From 1980 to 1981, Mr. Dunne was an electrical engineering technician with Plessy Marine, Ltd. in Ilford Essex, England, a manufacturer of electronic instrumentation. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England.

     Brian Abeel. Mr. Abeel is currently Co-President of Spectra Lux Corporation, a leading manufacturer of edge-lighted displays for commercial and military aircraft applications. He serves on the boards of Spectra Lux Corporation and Aviosupport, Inc., a spares aftermarket distributor to the world's airlines, and is a founding shareholder and board member of Avio Corporation, a holding company for both organizations. From 1988 to 1989, Mr. Abeel served as Vice President, Finance of Amerifresh. Mr. Abeel holds a B.A. degree in business administration from the University of Washington and in 1984 passed his CPA exam.

     H. DeWorth Williams. Mr. Williams is the owner of Williams Investment Company and has been a financial consultant for more than twenty years. During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings.

     Edwin P. Phelps. Mr. Phelps is the Chief Executive Officer and owner of Norfield Corporation, an engineered materials manufacturer of plastic sheeting for a variety of packaging and construction applications. Prior to acquiring Norfield Corporation, Mr. Phelps was the CEO of Lun Industries. From 1984 to 1987 he served as President and Chief Operating Officer of Crane. Inc. Mr. Phelps began his career with General Electric Corporation, where he served as General Manager of numerous GE divisions during a 25-year career. He holds a B.S. in Mechanical Engineering from the University of Detroit, and a M.S.M.E. from Union College.

     Stephen Bamberger. Mr. Bamberger is currently the Vice President of Business Development for Bushnell Sports Optics, the world's largest supplier of optical products, including binoculars, laser rangefinders, riflescopes, and telescopes. The LTI/Bushnell Strategic Partnership has resulted in the Yardage Pro line of consumer laser rangefinders. Prior to his tenure at Bushnell, he held executive positions at Bausch & Lomb, Abbott Laboratories, and Rubbermaid. Mr. Bamberger holds a Bachelor of Arts degree in Mathematics from the College of Wooster, Wooster, Ohio, and a Masters of Science degree in Computer Science from Syracuse University.

     The Board of Directors recommends that the shareholders vote FOR the election of each nominee for director named above.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company has not directly compensated its directors for service on the Board of Directors or any committee thereof, although directors are eligible to receive grants of options under the Company's incentive plans. Any non-employee director of the Company is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. Each executive officer of the Company serves at the discretion of the Board of Directors.

     The Board of Directors has established two committees and retains the authority to establish additional committees from time to time. The majority of both the following committees is made up of outside directors.

     The Audit Committee consists of Brian Abeel and Edwin P. Phelps. The Audit Committee recommends the Company's independent certified public accountants, reviews the annual audit and interim financial reports of the Company, and reviews audit and any nonaudit fees paid to the Company's independent certified public accountants. The Audit Committee reports its findings and recommendations to the Board of Directors for ratification. During the last fiscal year, the members of the Audit Committee were William
R. Carr, F. James Lynch, and Richard B. Sayford, and the committee held two meetings.

     The Compensation Committee consists of H. DeWorth Williams, Brian Abeel, Edwin P. Phelps, and Stephen Bamberger. The Compensation Committee supervises the Company's compensation policies, administers employee incentive plans, reviews and approves officers' salaries, and recommends to the Board of Directors such other forms of remuneration as it deems appropriate. During the last fiscal year, members of the Compensation Committee were H. DeWorth Williams, William R. Carr, F. James Lynch, and Richard B. Sayford. The Compensation Committee held one meeting during the last fiscal year.

     During the Company's fiscal year ended September 30, 1998, there were six meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board and any Committee of which he is a member.

     The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by shareholders who submit a notice of nomination to the Company at least 30 but not more than 60 days prior to the first anniversary of the preceding year's annual meeting. Such notice shall contain appropriate data with respect to the suggested candidate and the shareholder submitting the proposal in order to make an informed decision as to the qualifications of the person.

Resignation of the Company's Outside Directors

     On October 28, 1998, the Company's Board of Directors established the Special Committee comprised of directors Richard B. Sayford, F. James Lynch and William R. Carr. The Special Committee was directed to "independently investigate the Company's accounting records and irregularities relating to the Company's accounting records and to report to the board the results of its investigation." Pursuant to this charge, the Special Committee retained independent legal counsel which, in turn, retained an independent auditing firm to assist in the investigation. Upon the recommendation and concurrence of BDO Seidman, LLP ("BDO"), the Company's independent auditor at that time, the Special Committee retained an interim Chief Financial Officer who reported directly to the Special Committee and instituted additional internal controls to enhance the integrity of the investigation and the Company's financial reporting procedures.

     During the pendency of the Special Committee's investigation, on December 21, 1998, BDO resigned as the Company's independent auditor and withdrew its opinions of the Company's financial statement for the years ended September 30, 1993 through 1997, for the reasons cited in its letter of resignation and the Company's Form 8-K filed December 28, 1998.

     A Special Meeting of the Company's Board of Directors was held on January 7, 1999 (the "Meeting"). The purpose of the Meeting was to receive the report and recommendations of the Special Committee.

     The Special Committee proposed that certain directors and executive officers tender their resignations and that the Company's President pay to the Company all amounts, if any, due from him to the Company. The Special Committee further proposed that the Company hire a new Chief Executive Officer and Chief Financial Officer from outside the Company and search for and retain an auditing firm that is completely independent from the Company's officers and/or directors. The Special Committee also proposed that certain directors agree to place their shares of the Company's common stock into a voting trust or other arrangement whereby such shares may be voted in accordance with management's direction. It was further suggested that upon the implementation of the above recommendations, the composition of the Board of Directors be revised to provide for three inside and three independent directors. The Special Committee then recommended that in the event the Chief Executive Officer and Chief Financial Officer did resign, each be offered a consulting agreement with the Company.

     Following the presentation and proposals by the Special Committee, those directors not on the Special Committee made a counter-proposal. Without responding to the counter-proposal, the individuals on the Special Committee informed the Board of their intent to resign from the Special Committee and from the Board of Directors. Each of the resigning directors, F. James Lynch, Richard B. Sayford and William R. Carr, submitted letters to the Company's Board dated January 11, 1999 confirming their resignations. Each of the resigning directors cited, as the reason for his resignation, the refusal of the other members of the Board to accept the proposals of the Special Committee.

     Set forth below is certain information regarding the executive officer of the Company who does not serve on the Board of Directors.

     Suanne Parro, CPA. In April, 1999, Ms. Parro was employed by the Company as Chief Financial Officer. From 1987 to 1998 she held a variety of financial and senior financial management positions with global, technology manufacturing and service organizations. She was controller for Space Imaging (satellite and satellite imagery producer) from 1997 to 1998, setting up and managing internal control and reporting systems. She was controller and senior financial officer of Natkin Service Company (commercial and industrial building service company) from 1993 to 1996 and was responsible for operational and market analysis, project controls, and financing programs. From 1990 to 1992 she was senior financial officer of Applied Films (thin film display manufacturer) and became Treasurer in 1993. At Applied Films, Ms. Parro developed computerized systems, was responsible for financial reporting, set up human resource programs and managed banking relations. She was responsible for accounting, reporting, financial management and banking relations for OHMEDA (medical equipment manufacturer) from 1987 to 1990. From 1986 to 1987 she was a manager in Ernst & Young's Entrepreneurial services department. Ms. Parro also worked from 1980 to 1986 for Grant Thornton, an international accounting and consulting firm. She has a B.S. in accounting, a masters degree in international business management from Denver University, and is a licensed CPA.

                            EXECUTIVE COMPENSATION

     The following table sets forth a summary of cash and non-cash compensation for each of the last three fiscal years ended September 30, 1998, 1997 and 1996, with respect to the Company's Chief Executive Officer. No executive officer of the Company has earned a salary greater than $100,000 annually for any of the periods depicted.

                          Summary Compensation Table

                                                      Other Annual  All Other
Name and Principal Position      Year Salary   Bonus  Compensation Compensation
---------------------------      ---- ------- ------- ------------ ------------
David Williams,................. 1998 $92,500 $   --    $   --       $   --
 President, C.E.O.               1997  90,525     --        --           --
                                 1996  84,600     --        --           --

     The preceding table does not include any amounts for noncash compensation, including personal benefits, paid to Mr. Williams. The Company believes that the value of such noncash benefits and compensation paid to Mr. Williams during the periods presented did not exceed the lesser of $50,000 or 10% of the cash compensation reported for him.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End
                               Option/SAR Values

                           Number of Securities            Value of
                          Underlying Unexercised          Unexercised
                          Options/SARs at Fiscal         In-the-Money
                                 Year End               Fiscal Year End
Name and Principal
Position                 Exercisable/Unexercisable Exercisable/Unexercisable
------------------       ------------------------- -------------------------
David Williams..........          68,250                      --
 President, C.E.O. (1)

--------
(1) On June 3, 1994, the Company granted options to purchase 68,250 shares of the Company's common stock to David Williams, President and CEO, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vest annually in three equal installments over a three year period. As of September 30, 1998 all options were fully vested.

Employment Agreements

     In July 1992, the Company entered into an employment agreement with Jeremy Dunne, pursuant to which Mr. Dunne receives an annual base salary subject to increases at the discretion of the Board of Directors. In 1998, this agreement was renewed for another five years. The employment agreement prohibits Mr. Dunne from directly or indirectly competing with the Company for a period of three years following termination of his employment.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's outstanding Common

Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that for the fiscal year ended September 30, 1998 all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions

     In September 1998, the Company sold for $50,000 certain computer chips to an Australian customer. David Williams and Pam Sevy, the Company's CFO, applied the proceeds from the sale to reduce the amount of Mr. Williams' accounts receivable to the Company by $50,000. Mr. Williams' account receivable arose when, in 1994, he began to transfer funds to the Company to purchase certain Marksman units that had been returned to the Company by a customer. These funds were used by the Company to reduce the customer's accounts receivable balance. Mr. Williams had previously considered the advanced funds as unrecoverable because the Company had resold the returned units to a third party. However, the Company reversed this transaction and increased Mr. Williams' account receivable at the Company by $50,000, recording the sale as revenue to the Company. The Company subsequently reduced Mr. Williams' debt to the Company by $50,000 to recognize the monies he had transmitted to the Company. Mr. Williams has agreed to forgive any additional monies owed to him due to the resale of his units by the Company. As of March 15, 1999, Mr. Williams owed the Company $6,940.76. The amount of monies owed to him by the Company, due to the resale of his units by the Company, is believed to be approximately $140,000.

     Stephen Bamberger, currently a director of the Company and a nominee for the Board of Directors to be voted upon at the Meeting, is Vice President of Business Development for Bushnell Sports Optics ("Bushnell"). Mr. Bamberger is not a director of Bushnell nor does he hold an equity interest in Bushnell of 10% or greater. The Company has an agreement with Bushnell whereby the Company receives running royalties on cumulative net sales by Bushnell of the "Yardage Pro" line of products. During fiscal year 1998, the Company received from Bushnell royalties of approximately $1,013,000, which represented more than 5% of the Company's total revenue in 1998. It is anticipated that royalties from the agreement will continue to be a significant portion of the Company's total revenues for fiscal 1999. Mr. Bamberger's corporate incentive package with Bushnell is based, in part, on certain revenues and his incentives are impacted by sales of the "Yardage Pro" line.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 25, 1999, the number of shares and the percentage ownership of record and/or beneficially owned by each person who is the beneficial owner of more than 5% of the Company's Common Stock, by each person who serves as a director of the Company and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company has been advised that each of the named persons has sole voting power and sole dispositive power with respect to the shares indicated.

                                 Number of Shares Beneficially   Percent of
Name of Beneficial Owner          Owned as of March 25, 1999   Common Stock(1)
------------------------         ----------------------------- ---------------
Jeremy G. Dunne(2)..............             417,000                 8.2%
Blair Zykan(3)..................              58,810                 1.2%
H. DeWorth Williams(4)..........             579,157                11.5%
David Williams..................             330,436                 6.5%
Directors and officers as a
 group (3 persons)(5)...........           1,054,967                20.9%

--------
(1) Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of March 25, 1999 and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days.
(2) Includes 68,250 shares, which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days.
(3) Includes 51,000 shares, which may be acquired by Mr. Zykan pursuant to the exercise of stock options exercisable within sixty days.
(4) Includes 30,000 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.
(5) Includes 149,250 shares, which may be acquired by the Company's officers or directors within sixty days pursuant to the exercise of stock options at various prices.

                               PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative total shareowner returns for the Company as compared with the S&P 500 Stock Index ("S&P 500") and a group of peer issuers. Assumes $100 invested October 1, 1993 in the Company, the S&P 500 and the Peer Group(1).


              9/30/93    9/30/94    9/30/95    9/30/96    9/30/97    9/30/98
             --------   --------   --------   --------   --------   --------
S&P 500      $ 100.00   $ 100.60   $ 127.06   $ 149.77   $ 205.96   $ 221.12
Laser        $ 100.00   $ 107.94   $ 139.68   $ 115.87   $  85.71   $  84.13
Per Group    $ 100.00   $  85.52   $ 176.10   $ 212.03   $ 250.08   $ 137.82



(1) The Peer Group is a market weighted index comprised of: Coherent, Image Sensing Systems, Industrial Technologies, JMAR Technologies, Laser Power Corporation and Spectron-Physics Lasers.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders at the Meeting, the Board of Directors has appointed Jones, Jensen & Company ("JJ & C") as independent auditors for the fiscal year ending September 30, 1999 and until their successors are selected. JJ & C has served as auditors of the consolidated financial statements of the Company for the fiscal year ended September 30, 1998. A representative of JJ & C will be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

     The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required to ratify the appointment of JJ & C as independent public accountants.

     The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Jones, Jensen & Company, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1999.

            COMPANY'S INDEPENDENT AUDITORS RESIGN AND ARE REPLACED

     BDO Seidman, LLP ("BDO") served as the Company's independent auditor for the years ended September 30, 1992 through 1997. On December 21, 1998, BDO resigned as independent auditor for the Company, citing the following events:

1. The Company's internal controls could not be relied upon to develop financial statements.

2. Information had come to BDO's attention indicating that they could no longer rely on management's representations.

3. BDO concluded that the above events materially impacted their liability for the financial statements for the fiscal years ending September 30, 1993, 1994, 1995, 1996 and 1997. Therefore, BDO was unwilling to be associated with the above mentioned financial statements and withdrew its opinions on those years.

     The Company filed with the Commission a current report on Form 8-K dated December 28, 1998 disclosing the resignation of BDO. The Form 8-K was amended on January 4, 1999 to include the letter from BDO addressed to the Commission stating whether it agreed with the statements made by the Company in the Form 8-K.

     On January 11, 1999, the Company's Board of Directors approved the appointment of and formally engaged Jones, Jensen & Company, Certified Public Accountants ("JJ&C"), as the Company's independent auditor. Thereupon, JJ&C began auditing the Company's financial statements for the fiscal years ended September 30, 1998, 1997 and 1996. JJ&C has also been retained to conduct a detailed review of the financial controls of the Company and to make recommendations to the Board of Directors.

     During the Company's two most recent fiscal years and subsequent interim period, prior to engaging JJ&C, the Company has not consulted JJ&C regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reprortable event, except to the extent necessary for JJ&C to complete its client acceptance procedures. JJ&C has completed the audit of fiscal years 1996, 1997 and 1998. The restated results for fiscal years 1996 and 1997 can be found in the Company's Annual Report for the fiscal year ended September 30, 1998, filed on Form 10-K, as amended March 10, 1999.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matter to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders, including financial statements, for the fiscal year ended September 30, 1998, accompanies this Proxy Statement.

                            SHAREHOLDERS' PROPOSALS

     It is anticipated that the Company's fiscal 1999 Annual Meeting of Shareholders will be held on or about February 22, 2000. Shareholders who intend to present proposals at such Annual Meeting must submit their proposals to the Secretary of the Company on or before October 22, 1999.

                                    GENERAL

     The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Blair Zykan, at Laser Technology, Inc., 7070 S. Tucson Way, Englewood, Colorado 80112.

     Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                         By Order of the Board of Directors

                                         /s/ Blair Zykan
                                         Blair Zykan
                                         Secretary
   Englewood, Colorado
   April 21, 1999

                             LASER TECHNOLOGY, INC.
                                     PROXY
                          ANNUAL MEETING, MAY 13, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Blair Zykan and Jeremy Dunne, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Laser Technology, Inc. held on record by the undersigned on April 16, 1999, at the Annual Meeting of Stockholders to be held on May 13, 1999, and any adjournments thereof.
  The undersigned hereby directs this Proxy to be voted:
1.  Election of directors:
[_] FOR the election as directors of all nominees listed below (except as marked to the contrary below)
                                or              [_] WITHHOLD AUTHORITY to vote
                                                    for all nominees listed
                                                    below

     BLAIR ZYKAN            JEREMY G. DUNNE     H. DEWORTH WILLIAMS
     BRIAN ABEEL            EDWIN P. PHELPS     STEPHEN BAMBERGER

    (INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name)
2. Proposal to ratify the appointment of Jones, Jensen & Company as independent auditors for the Company for the fiscal year ending
    September 30, 1999.
                        [_] FOR [_] AGAINST [_] ABSTAIN
3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                           Date:_______________________________

                                           ------------------------------------
                                                 Signature of stockholder

                                           ------------------------------------
                                                Signature if held jointly

                                           NOTE: PLEASE MARK, DATE, SIGN AND
                                           RETURN THIS PROXY PROMPTLY USING
                                           THE ENCLOSED ENVELOPE. WHEN SHARES
                                           ARE HELD BY JOINT TENANTS, BOTH
                                           SHOULD SIGN. IF SIGNING AS
                                           ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                           TRUSTEE OR GUARDIAN, PLEASE GIVE
                                           FULL TITLE. IF A CORPORATION OR
                                           PARTNERSHIP, PLEASE SIGN IN
                                           CORPORATE OR PARTNERSHIP NAME BY AN
                                           AUTHORIZED PERSON.